Exhibit 10.7

RELIANT ENERGY, INC.
2002 LONG-TERM INCENTIVE PLAN

AMENDMENT TO
KEY EMPLOYEE AWARD PROGRAM 2004-2006 AGREEMENT

THIS AMENDMENT TO KEY EMPLOYEE AWARD PROGRAM 2004-2006 AGREEMENT (the “Amendment”) is entered into and effective as of May 16, 2007, by and between Reliant Energy, Inc. (the “Company”) and Joel V. Staff (the “Participant”).

WHEREAS, on February 13, 2004, the Company granted to the Participant performance-based Target Units that consisted of (among other awards) an Option to purchase shares of common stock of the Company under the Reliant Energy, Inc. 2002 Long-Term Incentive Plan, formerly known as the Reliant Resources, Inc. 2002 Long-Term Incentive Plan, pursuant to a Key Employee Award Program 2004-2006 Agreement (“Agreement”), a copy of which is attached hereto; and

WHEREAS, the Company and the Participant desire to amend the Agreement to extend the Option exercise period upon termination of employment;

NOW, THEREFORE, effective as of the day and year first above written, the parties agree to amend Section 5(d) of the Agreement to read as follows:

“(d)         Termination of Employment by the Company or Due to Resignation.  Upon termination of Employment of the Participant by the Company or any of its Subsidiaries for any reason or due to voluntary resignation by the Participant, the vested Options shall expire upon the earlier of (i) the second anniversary of the date of termination of the Participant’s service as a Director of the Company or (ii) the expiration of the Option Period.”

RELIANT ENERGY, INC.

By	/s/ Mark M. Jacobs
Mark M. Jacobs
President and Chief Executive Officer

PARTICIPANT

/s/ Joel V. Staff
Joel V. Staff